LECG CORPORATION

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Material

You are receiving this communication because you hold shares in the above company, and the material you should review before you cast your vote is now available.

This communication presents only an overview of the more complete proxy material that is available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy material before voting.

LECG CORPORATION

2000 POWELL
STREET SUITE 600

EMERYVILLE, CA 94608

Stockholder Meeting to be held on 06/06/08

Proxy Material Available

•    Annual Report

•    Proxy Statement

•    Proxy Card

PROXY MATERIAL - VIEW OR RECEIVE

You can choose to view the material Online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. To facilitate timely delivery please make the request as instructed below on or before 05/23/08.

HOW TO VIEW MATERIAL VIA THE INTERNET

Have the 12 Digit Control Number(s) available and visit:www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIAL

1)  BY INTERNET - www.proxyvote.com

2)  BY TELEPHONE - 1-800-579-1639

3)  BY E-MAIL* - sendmaterial@proxyvote.com

*If requesting material by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

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Meeting Information

Meeting Type:	Annual
Meeting Date:	06/06/08
Meeting Time:	2:00 p.m. Local Time
For holders as of:	04/11/08

Meeting Location:

Lecg Corporation Headquarters

2000 Powell Street

Suite 600

Emeryville, CA 94608

Meeting Directions:

For Meeting Directions Please Call Noel Hansen at:

510-985-6788

How To Vote

Vote In Person

Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting material for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your notice in hand when you access the web site and follow the instructions.

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Voting items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Election of Directors
Nominees:
	01)	Garrett F. Bouton
	02)	David J. Teece
	03)	Michael J. Jeffery
	04)	Alison Davis
	05)	William W. Liebeck
	06)	Ruth M. Richardson
	07)	William J. Spencer

2.                      Ratification of the appointment of Deloitte & Touche LLP as LECG’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

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